                                                                     Exhibit 4.4
                                                                     -----------

                 AMENDED AND RESTATED NOTE EXCHANGE AGREEMENT
                  --------------------------------------------
                               AND NOTE AMENDMENT
                               ------------------



         This AMENDED AND RESTATED NOTE EXCHANGE AGREEMENT AND NOTE AMENDMENT (the "Agreement"), is made and entered into as of March 16, 2001, by and among Philip Morris Companies Inc., a Virginia corporation ("PM"), PM Holdings of Delaware LLC, a Delaware limited liability company ("LLC"), and Kraft Foods North America, Inc. (formerly Kraft Foods, Inc.), a Delaware corporation ("KFNA").

                                    RECITALS
                                    --------

         WHEREAS, KFNA, as successor in interest to Kraft, Inc., has issued to PM (i) a promissory note dated April 1, 1989, and amended March 30, 1999, in the amount of $5,000,000,000 (the "KFNA $5 Billion Note"), (ii) a promissory note dated December 1, 2000, in the amount of $11,000,000,000 (the "KFNA $11 Billion Note"), and (iii) a promissory note dated December 11, 2000, in the amount of $4,000,000,000 (the "KFNA $4 Billion Note" and, collectively with the KFNA $5 Billion Note and the KFNA $11 Billion Note, the "KFNA Notes").

         WHEREAS, pursuant to the Note Exchange Agreement, dated as of December 15, 2000, among PM, LLC and KFNA (the "Note Exchange Agreement"), PM assigned and transferred its rights under the KFNA Notes to LLC, its wholly owned subsidiary, in exchange for the issuance by LLC to PM of (i) a promissory note dated December 15, 2000 in the amount of $5,000,000,000 (the "LLC $5 Billion Note"), (ii) a promissory note dated December 15, 2000 in the amount of $11,000,000,000 (the "LLC $11 Billion Note") and (iii) a promissory note dated December 15, 2000 in the amount of $4,000,000,000 (the "LLC $4 Billion Note" and, collectively with the LLC $5 Billion Note and the LLC $11 Billion Note, the "LLC Notes").

         WHEREAS, KFNA consented to such assignment and transfer of the KFNA Notes by PM to LLC and acknowledged LLC as the assignee of PM with respect to the KFNA Notes and to make the other agreements set forth herein.

         WHEREAS, PM, LLC and KFNA wish to amend certain provisions of the KFNA Notes and to amend and restate the Note Exchange Agreement.

         NOW, THEREFORE, in consideration of the Recitals and of the covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

         1.   Exchange. (a) PM hereby agrees to assign, and LLC hereby agrees to
              --------
accept such assignment, effective for all purposes as of December 15, 2000 (the "Exchange Date"), of PM's rights under the KFNA Notes, including without limitation PM's right to receive principal and interest payments thereunder; provided that all interest accruing under the KFNA Notes up to but not including
--------
the Exchange Date shall be for the account of PM and LLC shall be obligated, upon receipt from KFNA, to pay such amount to PM.

                  (b) LLC agrees to issue the LLC Notes to PM effective as of the Exchange Date.

         2.       Consent and Acknowledgment of KFNA.  KFNA hereby consents
                  ----------------------------------
to the assignment of the KFNA Notes by PM to LLC and acknowledges LLC's rights under the KFNA Notes as the assignee of PM.

         3.       Mandatory Prepayment of Kraft Notes.
                  -----------------------------------

                  (a) The parties agree that until the KFNA Notes have been repaid in full, an amount equal to the net proceeds of any external financings of any kind conducted by KFNA or Kraft Foods Inc., whether through the issuance of debt or equity (the "Prepayment Amount"), shall be payable by KFNA to LLC or its assignees as a mandatory prepayment of principal of the KFNA Notes in the priority set forth in Section 3(b) immediately upon receipt of such Prepayment Amount by KFNA or Kraft Foods Inc. Notwithstanding the foregoing, no prepayment of the KFNA Notes shall be required in respect of (i) any short-term debt, (ii) any compensation-related equity issuance, (iii) the portion of the net proceeds of any external long-term debt financings issued after the date hereof ("New Debt") up to an amount equal to the portion of the aggregate principal amount of external long-term debt of Kraft Foods Inc. and its consolidated subsidiaries outstanding on the date hereof ("Existing Debt") having scheduled maturities within the same calendar year as such New Debt issuance, or (iv) New Debt issued within the same calendar year as maturing New Debt up to the amount such maturing New Debt was used to refinance Existing Debt pursuant to clause (iii) above. In the event multi-tranche New Debt is issued and only a portion of the proceeds thereof is used to refinance maturing Existing Debt pursuant to clause (iii) above or New Debt pursuant to clause (iv) above, such portion shall be deemed to have matured first, on the earliest maturity date of such refinancing and thereafter, any balance remaining shall be deemed to have matured on the next earliest maturity date of such refinancing until such portion is fully allocated.

                  (b)     In the event of a mandatory prepayment pursuant to
Section 3(a), the Prepayment Amount shall be applied toward the prepayment of the KFNA Notes in the following order of priority:

                  first, to the prepayment of the KFNA $11 Billion Note;


                  second, if the KFNA $11 Billion Note has been paid in full, the balance shall be applied to the prepayment of the KFNA $4 Billion Note; and


                  third, if the KFNA $4 Billion Note has been paid in full, the balance shall be applied to the prepayment of the KFNA $5 Billion Note.


                  (c) The unpaid principal balance of the KFNA Notes, together with any accrued but unpaid interest on the KFNA Notes, shall become immediately due and payable, without presentment, demand or other formalities of any kind, all of which are hereby expressly waived by KFNA, on the date on which PM ceases to control the vote, directly or indirectly, of shares representing more than 50% of the aggregate voting power of all the voting stock of KFNA.

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

         4.       Mandatory Prepayment of LLC Notes.
                  ---------------------------------

                  (a) LLC and PM agree that until the LLC Notes have been prepaid in full, an amount equal to the Prepayment Amount received by LLC from KFNA pursuant to Section 3(a) shall be payable by LLC to PM as a mandatory prepayment of principal of the LLC Notes in the priority set forth in Section 4(b) immediately upon receipt of such payment by LLC.

                  (b)     In the event of a mandatory prepayment pursuant to
Section 4(a), such prepayment shall be applied toward the prepayment of the LLC Notes in the following order of priority:


              first, to the prepayment of the LLC $11 Billion Note;


              second, if the LLC $11 Billion Note has been paid in full, the balance shall be applied to the prepayment of the LLC $4 Billion Note; and


              third, if the LLC $4 Billion Note has been paid in full, the balance shall be applied to the prepayment of the LLC $5 Billion Note.


                  (c) The unpaid principal balance of the LLC Notes, together with any accrued but unpaid interest on the LLC Notes, shall become immediately due and payable, without presentment, demand or other formalities of any kind, all of which are hereby expressly waived by LLC, on the date on which PM ceases to control the vote, directly or indirectly, of shares representing more than 50% of the aggregate voting power of all the voting stock of Kraft Foods Inc.


         5.       Conflicts.  The Kraft Notes and the LLC Notes are governed by
                  ---------
the provisions of this Agreement. In the event of a conflict, the provisions of this Agreement shall prevail.


         6.       Governing Law. The substantive laws of the Commonwealth of
                  -------------
Virginia shall govern the validity, construction, enforcement and interpretation of this Agreement. In an event of a dispute involving this Agreement, the parties irrevocably agree that venue of such dispute shall lie exclusively in any court of competent jurisdiction in the City of Richmond, Virginia.

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

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed in counterparts as of the day and year first above written.





                                   PHILIP MORRIS COMPANIES INC.




                                   By: /s/ Nancy J. De Lisi
                                       ------------------------
                                   Name: Nancy J. De Lisi
                                   Title: Vice President Finance and Treasurer


                                   PM HOLDINGS OF DELAWARE LLC


                                   By: /s/ Nancy J. De Lisi
                                       ------------------------
                                   Name: Nancy J. De Lisi
                                   Title: Manager


                                   KRAFT FOODS NORTH AMERICA, INC.


                                   By: /s/ Betsy D. Holden
                                       ------------------------
                                   Name: Betsy D. Holden
                                   Title: President and
                                          Chief Executive Officer

                                       4